EXHIBIT 1(b)

                              DELTA AIR LINES, INC.

                    Pass Through Certificates, Series 2001-1

                                  AMENDMENT TO

                             UNDERWRITING AGREEMENT

                                                              September 17, 2001



Salomon Smith Barney Inc.
J.P. Morgan Securities Inc.
Commerzbank Capital Markets Corp.
Mizuho International plc
SunTrust Capital Markets Inc.
Tokyo-Mitsubishi International plc
Credit Lyonnais Securities (USA) Inc.
KBC Financial Products USA Inc.


c/o Salomon Smith Barney Inc.
390 Greenwich Street
4th Floor
New York, NY 10013

c/o J.P. Morgan Securities Inc.
270 Park Avenue
New York, NY 10017


Ladies and Gentlemen:

            1. Reference is made to the Underwriting Agreement between us dated September 6, 2001 (the "Original Agreement"; capitalized terms used herein, unless defined herein, are being used herein as defined therein). Delta Air Lines, Inc. hereby proposes to amend the Original Agreement by substituting for Schedule A thereto the Revised Schedule A attached to this Amendment.

            2. In all respects not inconsistent with the terms and provisions of this Amendment, the Original Agreement shall continue to be in full force and effect in accordance with the terms and conditions thereof. From and after the date hereof, each reference to the Original Agreement in any other instrument or document shall be deemed a reference to the Original Agreement as amended hereby, unless the context otherwise requires.

            If the foregoing is in accordance with your understanding, please sign and return a counterpart hereof to the Company, plus a counterpart hereof for the Company's counsel, whereupon this letter shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                                    Very truly yours,

                                    DELTA AIR LINES, INC.


                                    By:
                                        --------------------------------
                                         Name:
                                         Title:

Accepted as of the date hereof:

SALOMON SMITH BARNEY INC.


By:
    --------------------------------
     Name:
     Title:


J.P. MORGAN SECURITIES INC.


By:
    --------------------------------
     Name:
     Title:



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                               REVISED SCHEDULE A
                                       TO
                                  UNDERWRITING
                                    AGREEMENT

Class of                  Aggregate                            Final Expected
Pass Through              Principal                         Regular Distribution
Certificates               Amount          Interest Rate            Date

2001-1, Class A-1       $300,000,000           6.619%            March 18, 2011

2001-1, Class A-2       $571,148,000           7.111%        September 18, 2011

2001-1, Class B         $207,070,000           7.711%        September 18, 2011

2001-1, Class C         $169,782,000           7.299%        September 18, 2006